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               VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       OCTOBER 1, 2009 -- MARCH 31, 2010

                                                                 Amount of     % of
                                      Offering       Total        Shares     Offering  % of Funds
   Security      Purchase/   Size of  Price of     Amount of     Purchased  Purchased    Total
   Purchased    Trade Date  Offering   Shares      Offering       By Fund    By Fund     Assets       Brokers       Purchased From
--------------  ----------  --------  --------  --------------  ----------  ---------  ----------  --------------  -----------------
   American      11/19/09       -      $109.20   $643,835,000   $1,175,000    0.183%      0.39%    Merrill         BMO Capital
   Municipal                                                                                       Lynch & Co.,    Markets
  Power-Ohio,                                                                                      Barclays
     Inc.                                                                                          Capitla Inc.,
                                                                                                   KeyBanc
                                                                                                   Capital
                                                                                                   Markets Inc.,
                                                                                                   BMO Capital
                                                                                                   Markets,
                                                                                                   Morgan Stanley
                                                                                                   & Co.
                                                                                                   Incorporated,
                                                                                                   Edward Jones,
                                                                                                   Samuel A.
                                                                                                   Ramirez
                                                                                                   & Co., Inc.,
                                                                                                   Wells Fargo
                                                                                                   Securities,
                                                                                                   The Huntington
                                                                                                   Investment
                                                                                                   Company,
                                                                                                   Raymond
                                                                                                   James &
                                                                                                   Associates,
                                                                                                   Inc.

   Citizens      03/24/10       -      $104.97  $1,550,000,000  $2,000,000    0.129%      0.64%    J.P. Morgan,    JP Morgan
   Property                                                                                        BofA Merrill
 Insurance Co.                                                                                     Lynch,
  5.250% due                                                                                       Firstsouthwest,
   6/1/2017                                                                                        Jefferies &
                                                                                                   Company,

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
                                                                                                   Loop Capital
                                                                                                   Markets, LLC,
                                                                                                   Citigroup,
                                                                                                   Ramirez & Co.,
                                                                                                   Inc., RBC
                                                                                                   Capital
                                                                                                   Markets,
                                                                                                   Siebert
                                                                                                   Brandford
                                                                                                   Shank &
                                                                                                   & Co., LLC,
                                                                                                   Wells Fargo
                                                                                                   Securities,
                                                                                                   Morgan
                                                                                                   Stanley &
                                                                                                   Co.
                                                                                                   Incorporated,
                                                                                                   Goldman, Sachs
                                                                                                   & Co.